Exhibit 6.202.2

Seller's Counter to the Real Estate Contract

FORM SERIAL NUMBER: [redacted]

The Real Estate Contract (Form Serial Number *0419193001616955257*), dated (month) *March* (day) *29*, (year) *2021*, between Buyer, *Arrived Holdings inc.*, and Seller, [redacted], covering the real property known as *lot 100 Goose Creek Farmington Ar 72730* (the "Property"), is not accepted in its present form; therefore, the following counter offer is hereby submitted:

closing to be 30 days from final c of o

front fence wings only

buyer to give $2,500 nonrefundable deposit within 5 days of acceptance

OTHER TERMS: All other terms as provided in the initial Real Estate Contract are incorporated herein by reference and shall remain exactly as set forth therein, solely except those amended above.

RIGHT TO ACCEPT OTHER OFFERS: Seller reserves the right to accept any other offer prior to actual receipt by Listing Firm of an executed and accepted copy of this Seller's Counter to the Real Estate Contract.

COUNTERPARTS: This Seller's Counter Offer to the Real Estate Contract may be executed in multiple counterparts each of which shall be regarded as an original hereof but all of which together shall constitute one in the same. Electronic signatures shall be deemed original signatures and shall be binding upon the parties.

[redacted]

Seller's Counter to the Real Estate Contract

EXPIRATION OF COUNTER: This Seller's Counter Offer to the Real Estate Contract expires if not accepted on or before (month) *March* (day) *30*, (year) *2021*, at *5* ☐ (a.m.) ☒ (p.m.)

THIS IS A LEGALLY BINDING AGREEMENT WHEN SIGNED BY THE PARTIES BELOW. READ IT CAREFULLY. YOU MAY EMPLOY AN ATTORNEY TO DRAFT THIS FORM FOR YOU. IF YOU DO NOT UNDERSTAND THE EFFECT OF ANY PART, CONSULT YOUR ATTORNEY BEFORE SIGNING. REAL ESTATE AGENTS CANNOT GIVE YOU LEGAL ADVICE. THE PARTIES SIGNED BELOW WAIVE THEIR RIGHT TO HAVE AN ATTORNEY DRAFT THIS FORM AND HAVE AUTHORIZED THE REAL ESTATE AGENT(S) TO FILL IN THE BLANKS ON THIS FORM.

THIS FORM IS PRODUCED AND COPYRIGHTED BY THE ARKANSAS REALTORS® ASSOCIATION. THE SERIAL NUMBER BELOW IS A UNQUE NUMBER NOT USED ON ANY OTHER FORM. THE SERIAL NUMBER BELOW SHOULD BE AN ORIGINAL PRINTING, NOT MACHINE COPIED, OTHERWISE THE FORM MAY HAVE BEEN ALTERED. DO NOT SIGN THIS FORM IF IT WAS PREPARED AFTER DECEMBER 31, 2021.

FORM SERIAL NUMBER: *031553-000161-7044237*

The above Seller's Counter to the Real Estate Contract is executed on (month) *March* **(day)** *29* **, (year)** *2021* **, at** *1* [redacted]

[redacted]

Listing Firm

Signature: [redacted] Signature: [redacted]

Printed Name: [redacted]

Principal or Executive Broker (AREC License # [redacted]) Seller

(Broker email: [redacted])

Signature: [redacted] Signature: ____________________

Printed Name: [redacted] ame: ____________________

Listing Agent (AR[redacted]) Seller

(Agent email: [redacted])

(Agent cell numbe[redacted])

The above Seller's Counter to the Real Estate Contract is executed on (month) ________ (day) ______, (year) ________, at ________ ☐ *(a.m.)* ☐ *(p.m.)*

[redacted] [redacted]

Selling Firm

Signature: [redacted] Signature: [redacted]

Printed Name: [redacted] Printed Name: [redacted]

Principal or Executive Broker **Buyer**

Signature: [redacted] Signature: ____________________

Printed Name: [redacted] Printed Name: ____________________

Selling Agent **Buyer**

THIS COUNTER WAS REJECTED BY BUYER ON
(month) ________ (day) ______, (year) ________, at ________ ☐ (a.m.) ☐ (p.m.)

____________________ ____________________

Buyer's Initials **Buyer's Initials**

[redacted]